| Filed in the Office of | Business Number C25725-1997 |
|---|---|
| FVAguilar | Filing Number 20244001184 |
| Secretary of State State Of Nevada | Filed On 4/18/2024 3:34:00 PM |
| | Number of Pages 6 |

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

## Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**1. Entity information:**

Name of entity as on file with the Nevada Secretary of State:

Music Licensing Inc.

Entity or Nevada Business Identification Number (NVID): NV19971325555

**2. Restated or Amended and Restated Articles:** (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: >80%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| **4. Effective Date and Time:** (Optional) | Date: Time: (must not be later than 90 days after the certificate is filed) |
| **5. Information Being Changed:** (Domestic corporations only) | Changes to takes the following effect:<br>☐ The entity name has been amended.<br>☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)<br>☐ The purpose of the entity has been amended.<br>☐ The authorized shares have been amended.<br>☐ The directors, managers or general partners have been amended.<br>☐ IRS tax language has been added.<br>☐ Articles have been added.<br>☐ Articles have been deleted.<br>☒ Other.<br>The articles have been amended as follows: (provide article numbers, if available)<br>Section 2(b) - revised treatment of fractional stock resulting from reverse split<br>(attach additional page(s) if necessary) |
| **6. Signature:** (Required) | X [signature] Signature of Officer or Authorized Signer — Chief Executive Officer, Title<br>X [signature] Signature of Officer or Authorized Signer — Secretary, Title<br>*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. |

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

See Attafchment A

This form must be accompanied by appropriate fees.

# ACTION BY UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS OF MUSIC LICENSING INC.

The undersigned, being all the directors of Music Licensing Inc, a Nevada corporation, by their signature below or on a counterpart hereof, hereby adopt the following resolutions on behalf of this corporation, pursuant to the Nevada Revised Statutes, for the purpose of amending the Amended and Restated Articles of Incorporation of this corporation:

## 1. AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION.

WHEREAS, this corporation has previously Amended and Restated its Articles of Incorporation, to include, *inter alia*, a 1:500,000 reverse split of its common stock, which provided for the following treatment of fractional share interests resulting from the reverse split: "one whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split" (the "Treatment");

WHEREAS, it is hereby deemed to be advisable and in the best interests of this corporation and its stockholders to modify the Treatment to provide a cash payment in lieu of a round-up of resulting fractional shares;

WHEREAS, such a modification would require an amendment to this corporation's Amended and Restated Articles of Incorporation;

NOW, THEREFORE, BE IT RESOLVED, that, upon approval of the holder of the issued and outstanding share of Series J Preferred Stock, Section 2(b) of the current, as-filed Amended and Restated Articles of Incorporation shall be amended and restated in the form attached as Exhibit A hereto.

## 2. OMNIBUS RESOLUTIONS.

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, and approved as the acts and deeds of this corporation.

* * * *

[document continued on next page]

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This written consent shall be filed in the Minute Book of this corporation and become a part of the records of this corporation. This written consent is dated as of the last date on which directors have affixed their respective signatures hereto.

JAKE P. NOCH

RODRIGO DI FEDERICO

VITO ROPPO, ESQ

JAMES R. CHILLEMI, ESQ.

PAUL RING

**CONTINUATION OF AMENDMENT [NO. 1] TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MUSIC LICENSING INC.**

**Article 2: Authorized Capital**

(b) **Reverse Stock Split**. Upon the filing (the "Effective Time") of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, each five hundred thousand (500,000) shares of this corporation's Common Stock, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically without further action on the part of this corporation or any holder of Old Common Stock, be reclassified, combined, converted, and changed into one (1) fully paid and nonassessable share of common stock, par value of $$0.000000000001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to these Amended and Restated Articles of Incorporation. Holders, who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split, shall instead be entitled to receive a payment in cash therefor (an "In Lieu Payment"), rather than any shares of New Common Stock for such prospective fractional share interests. The amount of each In Lieu Payment shall be based on the per-share post-split closing ask price as of the day on which the reverse split is to become effective, as then announced by Finra.